UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

 (Date of earliest event reported):

September 14, 2012 (September 11, 2012)

COVER-ALL TECHNOLOGIES INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-09228	13-2698053
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

55 Lane Road, Fairfield, New Jersey 07004

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code                   (973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

The information provided in Items 2.03 and 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 11, 2012 (the “Closing Date”), Cover-All Technologies Inc. (the “Registrant”) and Cover-All Systems, Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant (the “Company”), entered into a Loan and Security Agreement (the “Loan Agreement”) between and among Imperium Commercial Finance Master Fund, LP, a Delaware limited partnership (the “Lender”), as lender, the Company, as borrower, and the Registrant, as a guarantor.  The Loan Agreement provides for a three-year term loan to the Company of $2 million (the “Term Loan”) and a three-year revolving credit line to the Company of up to $250,000 (the “Facility”).  The amount available to be borrowed under the Facility may not exceed 80% of Eligible Accounts (as defined in the Loan Agreement).  All amounts borrowed under the Term Loan and the Facility are secured by a security interest in all of the assets of the Company and guaranteed by the Registrant, which guarantee is secured by a pledge by the Registrant of all of the outstanding shares of capital stock of the Company.

The Loan Agreement contains customary representations, warranties, affirmative and negative covenants, and events of default.  If an event of default occurs and is continuing, the Lender has certain rights and remedies under the Loan Agreement.  Additionally, the Loan Agreement requires the Registrant to maintain minimum revenues and EBITDA, tested annually, commencing with the twelve months ending September 30, 2013.

Item 3.02.

Unregistered Sales of Equity Securities.

In connection with the Loan Agreement, the Registrant issued to the Lender a five-year warrant (the “Stock Purchase Warrant”) to purchase 1,400,000 shares of the Registrant’s common stock at an exercise price of $1.48 per share.  The Stock Purchase Warrant is not exercisable until the earliest of (i) the date when Current Market Value (as defined therein) exceeds the exercise price multiplied by two, (ii) the date of a Change of Control transaction (as defined therein), and (iii) the third anniversary of the date of issuance of the Stock Purchase Warrant.  The Stock Purchase Warrant provides for adjustments to the exercise price and the number of shares issuable upon exercise in certain events to protect against dilution and for cashless exercise.  The Stock Purchase Warrant also requires the Registrant to file a registration statement with the Securities and Exchange Commission with respect to the shares issuable upon exercise of the Stock Purchase Warrant within 45 days of the date of issuance of the Stock Purchase Warrant, and that the Registrant use its best efforts to obtain the effectiveness of such registration statement within 90 days (subject to extension to 120 days) of the date of issuance of the Stock Purchase Warrant.  If the Registrant fails to comply with its obligations to file the registration statement and obtain its effectiveness within the specified periods, and in certain other events, the Registrant will be required to pay the Lender, for each month such failure continues, the amount of $22,500.  The Stock Purchase Warrant also provides for piggyback registration rights.

The Registrant also issued five-year warrants (the “Finder’s Warrants”) to purchase 42,000 shares, in the aggregate, of the Registrant’s common stock at an exercise price of $1.48 per share, to Monarch Capital Group, LLC (“Monarch”), which acted as the Registrant’s financial adviser in connection with the loan transaction, and an officer of Monarch.  The Finder’s Warrants are not exercisable until the earliest of (i) the date when the Current Exercise Price (as defined therein) exceeds the exercise price multiplied by two, (ii) the date of a Change of Control transaction (as defined therein), and (iii) the third anniversary of the date of issuance.  The Finder’s Warrants provide for adjustment to the exercise price and the number of shares issuable upon exercise in certain events to protect against dilution and for cashless exercise.  The Finder’s Warrants also provide for piggyback registration rights.

The Stock Purchase Warrants and the Finder’s Warrants were issued in reliance on the exemption from registration provided for under Section 4(2) of the Securities Act of 1933, as amended.

The descriptions of the Stock Purchase Warrant and the Finder’s Warrants furnished pursuant to this Item 3.02 are qualified in their entirety by reference to the full text of the Stock Purchase Warrant and the Form of Finder’s Warrant, copies of which are attached hereto as Exhibits 4.1 and 4.2, which are incorporated herein by reference.

Item 8.01.

Other Events.

On September 13, 2012, the Registrant issued a press release announcing the loan transaction with Imperium Commercial Finance Master Fund, LP.  A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

4.1

Stock Purchase Warrant, dated September 11, 2012, issued by Cover All Technologies Inc. to Imperium Commercial Finance Master Fund, LP.

4.2

Form of Finder’s Warrant, dated September 11, 2012.

99.1

Press Release, dated September 13, 2012.

[signatures on following page]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COVER-ALL TECHNOLOGIES INC.

Date:  September 14, 2012

By:

   /s/ Ann F. Massey_____________________

    Ann F. Massey, Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
Exhibit 4.1	Stock Purchase Warrant, dated September 11, 2012, issued by Cover All Technologies Inc. to Imperium Commercial Finance Master Fund, LP.
Exhibit 4.2	Form of Finder’s Warrant, dated September 11, 2012.
Exhibit 99.1	Press Release, dated September 13, 2012.